Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces Second Quarter and

First Six Months of Fiscal 2016 Financial Results

Company Reports Positive Adjusted EBITDA for the Third Consecutive Quarter

Gross Margin Improved to 53% in the Second Quarter of Fiscal 2016

Burlington, Mass., May 12, 2016 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its second quarter ended March 31, 2016.

“Bridgeline is well positioned to expand market share and drive innovative value for our customers”, said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our products are driving the Company’s transformation to a financially stronger SaaS business model with higher license revenue and recurring revenue. We are also pleased to have generated positive Adjusted EBITDA for the third consecutive quarter and are focused on continuing to increase shareholder value.”

Second Quarter Highlights:

●	Adjusted EBITDA improved by $1.2 million to $25 thousand in the second quarter of fiscal 2016, compared to loss of ($1.2) million in the second quarter of fiscal 2015.

●	Subscription and perpetual license revenue increased 12% to $1.5 million in the second quarter of fiscal 2016, compared to $1.4 million in the second quarter of fiscal 2015.

●	License and hosting revenue combined in the second quarter of fiscal 2016 make up 44% of total revenue, compared to 36% of total revenue in the second quarter of fiscal 2015.

●	Recurring revenue increased 13% to $1.8 million in the second quarter of fiscal 2016, compared to $1.6 million in the second quarter of fiscal 2015.

●	Gross profit increased $506 thousand to $2.2 million in the second quarter of fiscal 2016, compared to $1.7 million in the second quarter of fiscal 2015.

●	Gross margin improved to 53% in the second quarter of fiscal 2016, from 36% in the second quarter of fiscal 2015.

●	Operating expenses were reduced by 24% (excluding restructuring charges) to $2.7 million in the second quarter of fiscal 2016 from $3.6 million in the second quarter of fiscal 2015.

Other Highlights

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Today the Company announced that the Bridgeline Digital Board of Directors appointed Ari Kahn as President and CEO, effective immediately. Ari is an industry veteran of the content and digital experience market and a co-founder and former Chief Technology Officer of FatWire, sold to Oracle in 2011.

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On April 29, 2016, the stockholders of the Company approved the issuance of common stock to convert up to $6 million of the outstanding debt into equity. The Company expects to complete this conversion process in the third quarter of fiscal 2016.

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Also on April 29, 2016, the Company’s stockholders approved the issuance of convertible term notes that mandatorily convert into common stock in the amount of up to $2 million to provide additional working capital for the Company.

Conference Call Information

Bridgeline Digital will host a conference call to discuss second quarter 2016 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the effect of the delisting of our common stock from the NASDAQ Capital Market, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(1,037)	$(2,103)	$(2,417)	$(4,234)
Amortization of intangible assets	108	154	215	306
Stock-based compensation	60	73	132	162
Restructuring charges	194	-	780	-
Preferred stock dividends	32	30	64	51
Non-GAAP adjusted net loss	$(643)	$(1,846)	$(1,226)	$(3,715)

Reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share:
GAAP net loss per share	$(0.20)	$(0.49)	$(0.46)	$(0.98)
Amortization of intangible assets	0.02	0.04	0.04	0.07
Stock-based compensation	0.01	0.02	0.03	0.05
Restructuring charges	0.04	-	0.15	-
Preferred stock dividends	0.01	-	0.01	-
Non-GAAP adjusted net loss per share	$(0.12)	$(0.43)	$(0.23)	$(0.86)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(1,037)	$(2,103)	$(2,417)	$(4,234)
Provision for income tax	32	28	38	63
Interest expense, net	296	203	579	366
Amortization of intangible assets	108	154	215	306
Depreciation	208	277	439	556
Restructuring charges	194	-	780	-
Other amortization	132	164	260	310
Stock-based compensation	60	73	132	162
Preferred stock dividends	32	30	64	51
Adjusted EBITDA	$25	$(1,174)	$90	$(2,420)

Reconciliation of GAAP net loss per share to Adjusted EBITDA per share:
GAAP net loss per share	$(0.20)	$(0.49)	$(0.46)	$(0.98)
Provision for income tax	0.01	0.01	0.01	0.01
Interest expense, net	0.05	0.05	0.10	0.09
Amortization of intangible assets	0.02	0.04	0.04	0.07
Depreciation	0.04	0.06	0.08	0.13
Restructuring charges	0.04	-	0.16	-
Other amortization	0.03	0.04	0.05	0.07
Stock-based compensation	0.01	0.02	0.03	0.05
Preferred stock dividends	0.01	-	0.01	-
Adjusted EBITDA per share	$0.01	$(0.27)	$0.02	$(0.56)

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Revenue:
Digital engagement services	$2,389	$3,057	$4,762	$6,271
Subscription and perpetual licenses	1,522	1,359	$3,045	2,755
Managed service hosting	320	371	667	773
Total revenue	4,231	4,787	8,474	9,799

Cost of revenue:
Digital engagement services	1,435	2,513	2,889	5,076
Subscription and perpetual licenses	474	463	1,032	893
Managed service hosting	79	74	156	148
Total cost of revenue	1,988	3,050	4,077	6,117
Gross profit	2,243	1,737	4,397	3,682

Operating expenses:
Sales and marketing	1,247	1,534	2,315	3,344
General and administrative	764	1,136	1,626	2,129
Research and development	377	467	718	1,069
Depreciation and amortization	338	442	694	894
Restructuring charges	194	-	780	-
Total operating expenses	2,920	3,579	6,133	7,436
Loss from operations	(677)	(1,842)	(1,736)	(3,754)
Interest expense, net	(296)	(203)	(579)	(366)
Loss before income taxes	(973)	(2,045)	(2,315)	(4,120)
Provision for income taxes	32	28	38	63
Net loss	$(1,005)	$(2,073)	$(2,353)	$(4,183)
Dividends on convertible preferred stock	(32)	(30)	(64)	(51)
Net loss applicable to common shareholders	$(1,037)	$(2,103)	$(2,417)	$(4,234)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.20)	$(0.49)	$(0.46)	$(0.98)
Number of weighted average shares outstanding:
Basic and diluted	5,267,584	4,271,508	5,216,197	4,307,265

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	March 31,	September 30,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$154	$337
Accounts receivable and unbilled revenues, net	2,239	2,463
Prepaid expenses and other current assets	522	680
Total current assets	2,915	3,480
Equipment and improvements, net	869	1,315
Intangible assets, net	813	1,028
Goodwill	12,641	12,641
Other assets	498	723
Total assets	$17,736	$19,187

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,258	$1,626
Accrued liabilities	1,442	1,046
Accrued earnouts, current	226	468
Debt, current	5,315	92
Capital lease obligations, current	115	320
Deferred revenue	1,610	1,542
Total current liabilities	9,966	5,094
Debt, net of current portion	2,931	7,695
Other long term liabilities	715	726
Total liabilities	13,612	13,515

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 214,614 and 208,222, issued and outstanding, respectively (liquidation preference $2,178)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 5,434,306 and 4,637,684 shares issued and outstanding, respectively	5	5
Additional paid-in-capital	51,300	50,434
Accumulated deficit	(46,828)	(44,411)
Accumulated other comprehensive loss	(353)	(356)
Total stockholders' equity	4,124	5,672
Total liabilities and stockholders' equity	$17,736	$19,187